SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

           Date of report (Date of earliest reported): January 4, 2005

                       Advantage Capital Development Corp.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

             000-50413                           87-0217252
      (Commission File Number)        (IRS Employer Identification No.)

                 2999 N.E. 191st Street, PH2 Aventura, FL 33180
               (Address of Principal Executive Offices)(Zip Code)

                                 (866) 820-5139
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)

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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE

On January 4, 2005, Advantage Capital Development Corp. issued a press release announcing that the Company has provided a $500,000 bridge loan in the form of a convertible debenture for Cinema Ride, Inc. (OTCBB: MOVE). Concurrently, Cinema Ride, Inc. announced it has received $10 million in equity financing from an institutional investor.

Cinema Ride's core business is the sale of half-price, same-day Las Vegas show tickets provided through Tix4Tonight, a wholly owned subsidiary. Tix4Tonight.which just celebrated its first anniversary of operations, recently announced it has entered into a long-term lease for high-profile space at the Fashion Show Mall in Las Vegas.

Advantage Capital is impressed with the unique business model of Cinema Ride and Tix4Tonight and the performance of the company in such a relatively short period of time and believes that it fits its specific criteria for investments.

The debentures, which mature on March 7, 2006, are convertible from time-to-time after nine months from the date of close, into the common stock of the Registrant by Advantage based on a formula tied to certain National Association of Security Dealers Over-The-Counter Bulletin Board listing criteria as quoted by Bloomberg, L.P. There is also a redemption feature allowing the company to elect to repay the debt.

Advantage Capital is a business development company, which operates specifically to meet the needs of small and emerging companies that need capital to grow. Business development companies, as defined under the Investment Act of 1940, are specifically designed to encourage the growth of small businesses. The rules provide certain financing advantages for companies that invest in small and emerging businesses. As a result, this will include investing in both public and private entities using certain types of debt and equity financing not normally available to other public companies.

Cinema Ride, through its wholly owned subsidiary, Tix4Tonight opens at noon every day to sell show tickets to many of the great Las Vegas shows at half-price on the same day of the show. The business is currently located next door to the Harley-Davidson Cafe, in a facility along a section of the Strip, which the Company believes has the heaviest foot-traffic in Las Vegas. The Company expects to move from this facility into its permanent South Strip location at the new Hawaiian Marketplace in early 2005. The Company also operates a ticket booth on the north end of the Strip, which is scheduled to cease operations shortly after the opening at the Fashion Show Mall.
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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired:

    None

(b) Exhibits

NUMBER   EXHIBIT

10.1     Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               ADVANTAGE CAPITAL
                                               DEVELOPMENT CORP.

                                               By: /s/  Jeff Sternberg
                                                   -----------------------------
                                                   Jeff Sternberg, President

January 4, 2005